Exhibit 99.2

US WIRELESS ONLINE INC.

Consolidated Financial Statements

As at December 31, 2014

These financial statements and notes thereto present fairly, in all material respects, the financial position of the company and the results of its operations and cash flows for the period presented, in conformity with accounting principles generally accepted in the United States, consistently applied.

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US WIRELESS ONLINE INC.

Consolidated Balance Sheet

As at December 31, 2014

Unaudited

TOTAL

Amount in CAN$
ASSETS
CURRENT ASSETS
Cash	24,540
Accounts receivable	8,485
Inventory	–
Total Current Assets	33,025

LONG TERM EQUITY INVESTMENT	–

FIXED ASSETS – NBV	162,008

INTANGIBLE ASSETS – NBV	–

TOTAL ASSETS	195,033

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable and Accrued Liabilities	34,586
Other Payables	517,400
Taxes Payable	–
Total Current Liabilities	772,136

LONG TERM LIABILITIES	190,150

SHAREHOLDERS' EQUITY
CAPITAL STOCK
Common Stock, authorized shares 100,000,000
Issued and outstanding - 124,065,205 @ PV $0.001	124,065
Preferred Stock, authorized shares – 25,000,000	–
Issued and outstanding - 1,000,000 @ PV $0.001	1,000

Additional Paid in Capital	1,967,508

Deficit	(2,629,676)

Total Shareholders' Equity	(537,103)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	202,173

The accompanying notes are an integral part of these financial statements.

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US WIRELESS ONLINE INC.

Consolidated Income Statement

For the year ended December 31, 2014

Unaudited

Amount in CAN $

Revenue	126,745
Cost Of Sales	75,285

Gross Profit	51,460

Operating Expenses
Administrative Expenses	123,248
Finance Expenses
Selling Expense	14,284
Total Operating Expenses	157,532

Operating Profit	(106,072)

Other Income	–

Net (Loss) for the year

Deficit - Beginning of year	(2,523,604)

Deficit - End of year	(2,629,676)

The accompanying notes are an integral part of these financial statements.

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US WIRELESS ONLINE INC.

Consolidated Cash Flow Statement

For the year ended December 31, 2014

Unaudited

Amount in CAN$
Cash flows from operating activities
Loss from Operations	(106,072)

Adjustments to cash flows from operating activities:
Decrease in Accounts Receivable	8,485
Purchase of Inventory
Amortization of Intangible Assets	16,715
Depreciation of fixed assets	35,600
Decrease in accounts payable and accrued liabilities	(5,856)
Increase in accounts payable - other	87,818
Net cash flows from operating activities	36,690

Cash flows from investing activities:
Acquisition of Fixed Assets	(12,150)
Proceeds from sale of Capital Assets	–

Net cash from investing activities	(12,150)

Cash flows from financing activities:

Increase in paid up capital (non cash share issue)	–
Increase in bank line of credit	–
Increase in loans payable	–
Net cash used for financing activities	–

Net increase (decrease) in cash	24,540

Cash at beginning of period	–

Cash at end of period	24,540

The accompanying notes are an integral part of these financial statements.

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US WIRELESS ONLINE INC.

Notes to the Consolidated Financial Statements

As at December 31, 2014

Unaudited

Consolidated Statement of Shareholders' Equity
As at December 31, 2014

	Preference	Stock	Common	Stock & PUC	Retained
	Shares	Amount	Shares	Amount	Earnings	TOTAL

Opening Balance	1,000,000	$1,000	99,065,205	$2,066,573	$(2,523,604)	$(456,031)

Stock Issued	–	–	25,000,000	25,000	–	25,000

Net Profit / Loss	–	–	–	–	(106,072)	(106,072)

Balance at December 31, 2014	1,000,000	$1,000	124,065,205	$2,091,573	(2,629,676)	(537,103)

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NOTE 1 - GENERAL OGANIZATION, NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The company was administratively abandoned and reinstated in March 2010 through a court appointed guardian - custodian.

On May 14, 2010, the company announced that it had completed its merger with Go Green Electronic Recycling, a US based recycling company as recycling industry takes a main stage in the North American consciousness.

On August 1, the Company entered into a Share Exchange Agreement with Key Techno Labs Private Limited (“KTLP”), www.Keytechnolabs.com, an India-based IT company. The Company will acquire 100 percent ownership in KTLP in exchange, and in consideration of, 25,000,000 (twenty five million) shares of the Company’s common stock.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting policies and procedures are listed below. The company has adopted December 31 as a year end.

Accounting Basis

We have prepared the consolidated financial statements according to generally accepted accounting Principles (GAAP).

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less as cash equivalents. As of December 31, 2014 the company had no cash or cash equivalent balances in excess of the federally insured amounts. The Company’s policy is to invest excess funds in only well capitalized financial institutions.

Fixed Assets

Fixed assets are carried at cost. Depreciation is computed using the straight-line method of depreciation over the assets’ estimated useful lives. Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized. When items of fixed assets are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in income.

Earnings per Share

The Company adopted the provisions of SFAS No. 128, "Earnings per Share." SFAS No. 128 requires the presentation of basic and diluted earnings per share ("EPS"). Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted. The Company has not issued any options or warrants or similar securities since inception.

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Stock Based Compensation

As permitted by Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock- Based Compensation--Transition and Disclosure", which amended SFAS 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", the Company has elected to continue to follow the intrinsic value method.

Stock Based Compensation: As permitted by Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock- Based Compensation--Transition and Disclosure", which amended SFAS 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees”, and related Interpretations including "Financial Accounting Standards Board Interpretations No. 44, Accounting for Certain Transactions Involving Stock Compensation", and interpretation of APB No. 25. At December 31, 2014 the Company has not formed a Stock Option Plan and has not issued any options.

Dividends

The Company has adopted a policy regarding the payment of dividends. Dividends may be paid to shareholders once all divisions are fully operational and profitable. The Board may also pay dividends to counter any short selling or undermining of the entity.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Advertising

Advertising is expensed when incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Goodwill

Goodwill is created when we acquire a business. It is calculated by deducting the fair value of the net assets acquired from the consideration given and represents the value of factors that contribute to greater earning power, such as a good reputation, customer loyalty. The management assess goodwill of individual subsidiaries for impairment in the fourth quarter of every year, and when circumstances indicate that goodwill might be impaired.

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NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company had a net loss of $106,072 for the year ended 31 December 2014. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - RECENTLY ISSUED ACCOUNTING STANDARDS

Management does not believe that any recently issued but not yet adopted accounting standards will have a material effect on the Company's results of operations or on the reported amounts of its assets and liabilities upon adoption.

NOTE 5 - SHAREHOLDERS’ EQUITY

Common Stock:

As of December 31, 2014 the company has 124,065,205 shares of common stock issued and outstanding.

NOTE 6 - PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statements and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable.

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